PROFESSIONALLY MANAGED PORTFOLIOS
AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS AMENDMENT dated as of the 24th day of February, 2009 to the Distribution Agreement, dated as of July 5, 2006, as amended (the "Distribution Agreement"), is entered into by and among PROFESSIONALLY MANAGED PORTFOLIOS, a Massachusetts business trust (the “Trust”), on behalf of its series, the FundX Upgrader Fund, the FundX Stock Upgrader Fund, the FundX Aggressive Upgrader Fund, the FundX Conservative Upgrader Fund, the FundX Flexible Income Fund, the FundX ETF Aggressive Upgrader Fund, the FundX ETF Upgrader Fund and the FundX Tactical Upgrader Fund, DAL INVESTMENT COMPANY, LLC, the investment advisor (the “Advisor”) and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”).
RECITALS

WHEREAS, the parties have entered into a Distribution Agreement; and

WHEREAS, the parties desire to amend said Distribution Agreement to add the FundX Tactical Total Return Fund and for Advisor to verify fees; and

WHEREAS, Section 11 of the Distribution Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A is hereby superseded and replaced with Amended Exhibit A attached hereto.

Exhibit B of the Agreement shall be amended and replaced in its entirety by the Amended Exhibit B (“Amended Exhibit B”) attached herein.

Except to the extent amended hereby, the Distribution Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	QUASAR DISTRIBUTORS, LLC

By: /s/Robert M. Slotky	By: /s/James R. Schoenike

Name: Robert M. Slotky	Name: James R. Schoenike

Title: President	Title: President

DAL INVESTMENT COMPANY, LLC

By: ___________________________

Name: _________________________

Title: __________________________

Amended Exhibit A
to the
Distribution Agreement – Professionally Managed Portfolios
DAL Investment Company, LLC – February, 2009

Name of Series
FundX Upgrader Fund
FundX Aggressive Upgrader Fund
FundX Conservative Upgrader Fund
FundX Flexible Income Fund
FundX Stock Upgrader Fund
FundX ETF Aggressive Upgrader Fund
FundX ETF Upgrader Fund
FundX Tactical Upgrader Fund
FundX Tactical Total Return Fund

Amended Exhibit B to the
Distribution Agreement – Professionally Managed Portfolios
DAL Investment Company, LLC at February 2009

ANNUAL FEE SCHEDULE – effective 4/1/07
Basic Distribution Services – Fund Complex
●  $5,000 annual fee 1st Fund
●  $1,000 each additional Fund
Advertising Compliance Review/FINRA Filings
●  $175 per job for the first 10 pages (minutes if tape or video); $20 per page (minute if tape or video) thereafter (includes FINRA filing fee)
●  Non-FINRA filed materials, e.g. Institutional Use Only, Quasar Review Only, Correspondence, etc.
$75 per job for the first 10 pages (minutes if tape or video); $10 per page (minutes if tape or video)
●  FINRA Expedited Service for 3 Day Turnaround
$1,000 for the first 10 pages (minutes if audio or video); $25 per page (minute if audio or video) thereafter.  (Comments are faxed.  FINRA may not accept expedited request.)
●  Quasar Expedited Review Service for 24 Hour Turnaround – Does not include FINRA filing fee, if applicable
$500 for the first 10 pages (minutes if audio or video); $25 per page (minute if audio or video) thereafter.
Licensing of Investment Advisor’s Staff (if desired)
●  $1,500 per year per registered representative
●  Quasar is limited to these licenses for sponsorship:  Series, 6, 7, 24, 26, 27, 63, 66
●  Plus all associated FINRA and State fees for Registered Representatives, including license and renewal fees.
●  $500 penalty to be paid by Advisor if written notice of termination of a RR is not received by Quasar within ten (10) business days of the RR’s effective date of termination.
Fund Fact Sheets
●  Design - $1,000 per fact sheet, includes first production
●  Production - $500.00 per fact sheet per production period
●  All printing costs are out-of-pocket expenses, and in addition to the design fee and production fee.

Out-of-Pocket Expenses
Reasonable out-of-pocket expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of Shares, including, without limitation:
●  typesetting, printing and distribution of Prospectuses and shareholder reports
●  production, printing, distribution and placement of advertising and sales literature and materials
●  engagement of designers, free-lance writers and public relations firms
●  long-distance telephone lines, services and charges
●  postage
●  overnight delivery charges
●  travel, lodging and meals
Fees are billed monthly.

Advisor’s Signature below acknowledges approval of the distribution fee schedule above.
DAL Investment Company, LLC

By:_______________________________        Date:_______________________

Name:____________________________

Title:_____________________________